Exhibit 10.1

Myriad Genetics, Inc.

Management Performance - Incentive Bonus Program

Fiscal Year 2010

The Compensation Committee of the Board of Directors of Myriad Genetics, Inc. has implemented an annual management performance - incentive bonus program for the purpose of establishing annual performance objectives for our executives, including our named executive officers, to align their performance with the overall goals and objectives for Myriad. This process commences in the fourth quarter of each fiscal year as each executive meets with our President and CEO to discuss (i) pre-determined financial targets related to the Company's operations and (ii) management business objectives (collectively "Performance Goals") for the ensuing fiscal year. After review and discussion, our President and CEO finalizes each executive's Performance Goals for the ensuing fiscal year. Similarly, our President and CEO meets with the Compensation Committee at the end of each fiscal year to propose his Performance Goals for the ensuing fiscal year which, after review and discussion, are finalized by the Compensation Committee. All executive Performance Goals are then reported to the independent members of the Board of Directors.

At the end of the ensuing fiscal year, each executive's performance for the fiscal year is reviewed, including an assessment by management and the Compensation Committee of the achievement of these Performance Goals. As a part of this review, we assess the degree of achievement of each of the financial targets related to the Company's operations, each executive officer's performance in each of the areas in which individual management business objectives were established, the financial performance of Myriad in the areas of responsibility of the executive officer, the overall financial performance of Myriad, and other significant accomplishments and contributions of the executive officer. At this time, our President and CEO recommends an incentive cash bonus amount and salary adjustment for each executive officer, other than himself, for the ensuing fiscal year. The Compensation Committee, after further review and discussion with our President and CEO, then determines the annual cash bonus and base salary amount for each executive officer for the ensuing fiscal year. The Compensation Committee reports all of its determinations regarding executive officer compensation to the independent members of the Board.

In the case of our President and CEO, the Compensation Committee makes its review of the degree of achievement of each of the financial targets related to the Company's operations, the President and CEO's performance in each of the areas in which individual management business objectives were established, the overall financial performance of Myriad, and other significant accomplishments and contributions of our President and CEO. The Compensation Committee then determines an annual incentive cash bonus amount and adjustments, if any, to the base salary amount for our President and CEO without any compensation recommendations or input from our President and CEO, who is not present in any meetings of the Compensation Committee where his compensation is reviewed and discussed. The Compensation Committee reports all of its determinations regarding the compensation of our President and CEO to the independent members of the Board.

The actual bonus amount for each executive officer is awarded each year in the discretion of the Compensation Committee based on the following formula:

Annual base salary of the executive officer times (a) the executive officer's pre-determined bonus target percentage, as adjusted by the Compensation Committee based on Company performance by a factor of 50% to 130%, and times (b) the executive officer's Performance Goals score (up to 100% - based on degree of accomplishment of Performance Goals as determined by the Compensation Committee).

We also review and determine if there are any significant differences in the annual bonus of an executive officer compared to similar positions with the comparable companies in our industry as represented in the compensation data we utilize. We change annual cash bonuses if we deem such an adjustment is warranted based on differences in comparable market data, significant accomplishments for the year, changes in the scope of responsibilities of the executive officer, or internal pay inequities.

Further information about our management performance - incentive bonus program and other aspects of our executive compensation program are set forth in the definitive proxy statement for our annual meeting of shareholders, which we have filed with the Securities and Exchange Commission (the "SEC"). A copy of the proxy statement is available on the Internet through the SEC's electronic data system called EDGAR at www.sec.gov or through the Investor Relations section of our website at www.myriad.com .

We reserve the right to modify the management performance program, and the key corporate performance factors and criteria under the program, at any time.